Exhibit (99)

WELLS FARGO & COMPANY

and

WACHOVIA CORPORATION

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2009 and

For the Nine Months Ended September 30, 2009 and 2008

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
ASSETS
Cash and due from banks	$7,339	9,894	17,233
Federal funds sold, securities purchased under resale agreements and other short-term investments	6,473	11,018	17,491
Trading assets	23,601	19,597	43,198
Securities available for sale	77,111	106,703	183,814
Mortgages held for sale	194	35,344	35,538
Loans held for sale	3,116	2,730	5,846
Loans	341,432	458,520	799,952
Allowance for loan losses	(8,481)	(15,547)	(24,028)

Net loans	332,951	442,973	775,924
Mortgage servicing rights:
Measured at fair value (residential MSRs)	77	14,423	14,500
Amortized	758	404	1,162
Premises and equipment, net	4,349	6,691	11,040
Goodwill	9,095	14,957	24,052
Other assets	52,839	45,988	98,827

Total assets	$517,903	710,722	1,228,625

LIABILITIES
Noninterest-bearing deposits	65,964	99,296	165,260
Interest-bearing deposits	292,591	338,897	631,488

Total deposits	358,555	438,193	796,748
Short-term borrowings	30,820	(20)	30,800
Accrued expenses and other liabilities	21,213	36,648	57,861
Long-term debt	39,247	175,045	214,292

Total liabilities	449,835	649,866	1,099,701

EQUITY
Preferred stock	—	31,589	31,589
Common stock	455	7,472	7,927
Additional paid-in capital	61,554	(21,211)	40,343
Retained earnings	865	40,620	41,485
Cumulative other comprehensive income	3,534	554	4,088
Treasury stock	—	(2,771)	(2,771)
Unearned ESOP shares	—	(511)	(511)

Total	66,408	55,742	122,150

Noncontrolling interests	1,660	5,114	6,774

Total equity	68,068	60,856	128,924

Total liabilities and stockholders’ equity	$517,903	710,722	1,228,625

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
INTEREST INCOME
Trading assets	$243	445	688
Securities available for sale	3,491	5,052	8,543
Mortgages held for sale	14	1,470	1,484
Loans held for sale	97	54	151
Loans	11,209	20,258	31,467
Other interest income	194	55	249

Total interest income	15,248	27,334	42,582

INTEREST EXPENSE
Deposits	1,394	1,467	2,861
Short-term borrowings	146	64	210
Long-term debt	1,235	3,330	4,565
Other interest expense	11	111	122

Total interest expense	2,786	4,972	7,758

Net interest income	12,462	22,362	34,824
Provision for credit losses	3,709	12,046	15,755

Net interest income after provision for credit losses	8,753	10,316	19,069

NONINTEREST INCOME
Service charges on deposit accounts	1,915	2,405	4,320
Trust and investment fees	899	6,231	7,130
Card fees	903	1,819	2,722
Other fees	846	1,968	2,814
Mortgage banking	170	8,447	8,617
Insurance	38	1,606	1,644
Net gains (losses) on debt securities available for sale	72	(309)	(237)
Net gains (losses) from equity investments	124	(212)	(88)
Other	2,017	2,227	4,244

Total noninterest income	6,984	24,182	31,166

NONINTEREST EXPENSE
Salaries	3,158	7,094	10,252
Commission and incentive compensation	883	5,052	5,935
Employee benefits	836	2,709	3,545
Equipment	657	1,168	1,825
Net occupancy	832	1,525	2,357
Core deposit and other intangibles	1,554	381	1,935
FDIC and other deposit assessments	834	713	1,547
Other	2,202	6,601	8,803

Total noninterest expense	10,956	25,243	36,199

Income before income tax expense	4,781	9,255	14,036
Income tax expense	1,604	2,778	4,382

Net income before noncontrolling interests	3,177	6,477	9,654
Less: Net income from noncontrolling interests	51	151	202

Net income	3,126	6,326	9,452

Net income applicable to common stock	$3,126	4,470	7,596

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$17,111	3,054	571	20,736
Interest and dividends on securities	4,009	144	394	4,547
Trading account interest	994	—	514	1,508
Other interest income	859	144	431	1,434

Total interest income	22,973	3,342	1,910	28,225

INTEREST EXPENSE
Interest on deposits	7,391	183	(226)	7,348
Interest on borrowings	3,540	1,258	2,046	6,844

Total interest expense	10,931	1,441	1,820	14,192

Net interest income	12,042	1,901	90	14,033
Provision for credit losses	9,873	4,138	1,016	15,027

Net interest income after provision for credit losses	2,169	(2,237)	(926)	(994)

FEE AND OTHER INCOME
Service charges and fees	3,386	406	(149)	3,643
Commissions	22	—	2,601	2,623
Fiduciary and asset management fees	1,062	—	3,023	4,085
Principal investing	7	—	265	272
Other income	547	19	(4,514)	(3,948)

Total fee and other income	5,024	425	1,226	6,675

NONINTEREST EXPENSE
Salaries and employee benefits	4,990	510	4,684	10,184
Occupancy and equipment	1,531	91	480	2,102
Goodwill impairment	—	—	24,846	24,846
Other intangible amortization	180	—	116	296
Sundry expense	5,723	774	(155)	6,342

Total noninterest expense	12,424	1,375	29,971	43,770

Minority interest in income of consolidated subsidiaries	62	—	(30)	32

Loss before income tax benefits	(5,293)	(3,187)	(29,641)	(38,121)
Income tax benefits	(2,368)	(1,078)	(1,398)	(4,844)

Net loss	(2,925)	(2,109)	(28,243)	(33,277)
Dividends on preferred stock	—	—	427	427

Net loss available to common stockholders	$(2,925)	(2,109)	(28,670)	(33,704)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007. Wachovia Mortgage, FSB was converted into a national bank and merged into Wells Fargo Bank, N.A., effective November 1, 2009.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
PREFERRED STOCK
Balance, December 31, 2008	$—	31,332	31,332
Preferred stock dividends and accretion	—	298	298
Preferred stock converted to common shares	—	(41)	(41)

Balance, September 30, 2009	—	31,589	31,589

COMMON STOCK
Balance, December 31, 2008	455	6,818	7,273
Common stock issued	—	654	654

Balance, September 30, 2009	455	7,472	7,927

ADDITIONAL PAID-IN CAPITAL
Balance, December 31, 2008	57,826	(21,800)	36,026
Effect of change in accounting for noncontrolling interests	—	(3,716)	(3,716)
Noncontrolling interests	—	21	21
Common stock issued	—	7,845	7,845
Preferred stock released to ESOP	—	(3)	(3)
Preferred stock converted to common shares	—	(42)	(42)
Contributed capital	3,000	(3,000)	—
Changes incident to business combinations	777	(777)	—
Tax benefit upon exercise of stock options	—	9	9
Changes in ownership of minority interest	(49)	49	—
Stock option compensation expense	—	180	180
Net change in deferred compensation and related plans	—	23	23

Balance, September 30, 2009	61,554	(21,211)	40,343

RETAINED EARNINGS
Balance, December 31, 2008	(511)	37,054	36,543
Cumulative effect of change in accounting for other-than-temporary impairment on debt securities	—	53	53
Net income	3,126	6,326	9,452
Common stock issued	—	(816)	(816)
Common stock dividends	(1,750)	(141)	(1,891)
Preferred stock dividends and accretion	—	(1,856)	(1,856)

Balance, September 30, 2009	865	40,620	41,485

CUMULATIVE OTHER COMPREHENSIVE INCOME
Balance, December 31, 2008	—	(6,869)	(6,869)
Cumulative effect of change in accounting for other-than-temporary impairment on debt securities	—	(53)	(53)
Translation adjustments	—	63	63
Net unrealized gains on securities available for sale	3,462	7,104	10,566
Net unrealized gains (losses) on derivatives and hedging activities	72	(261)	(189)
Unamortized gains under defined benefit plans, net of amortization	—	570	570

Balance, September 30, 2009	3,534	554	4,088

TREASURY STOCK
Balance, December 31, 2008	—	(4,666)	(4,666)
Common stock issued	—	1,907	1,907
Common stock repurchased	—	(80)	(80)
Preferred stock converted to common shares	—	83	83
Net change in deferred compensation and related plans	—	(15)	(15)

Balance, September 30, 2009	—	(2,771)	(2,771)

UNEARNED ESOP SHARES
Balance, December 31, 2008	—	(555)	(555)
Preferred stock released to ESOP	—	44	44

Balance, September 30, 2009	—	(511)	(511)

NONCONTROLLING INTERESTS
Balance, December 31, 2008	1,645	1,587	3,232
Effect of change in accounting for noncontrolling interests	—	3,716	3,716
Net income	51	151	202
Translation adjustments	—	(5)	(5)
Net unrealized gains on securities available for sale	—	64	64
Noncontrolling interests	(36)	(399)	(435)

Balance, September 30, 2009	1,660	5,114	6,774

Total stockholders’ equity, September 30, 2009	$68,068	60,856	128,924

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2007	$—	—	2,300	2,300
Preferred shares issued	—	—	7,525	7,525

Balance, September 30, 2008	—	—	9,825	9,825

COMMON STOCK
Balance, December 31, 2007	455	—	6,079	6,534
Purchases of common stock	—	—	(2)	(2)
Common stock issued	—	—	559	559
Common stock issued for Stock options and restricted stock	—	—	33	33
Acquisitions	—	—	—	—

Balance, September 30, 2008	455	—	6,669	7,124

PAID-IN CAPITAL
Balance, December 31, 2007	53,925	—	2,224	56,149
Preferred shares issued	—	—	(53)	(53)
Purchases of common stock	—	—	(15)	(15)
Common stock issued	—	—	3,410	3,410
Common stock issued for Stock options and restricted stock	—	—	270	270
Acquisitions	—	—	—	—
Contributed capital	450	2,250	(2,700)	—
Changes incident to business combinations	28	1	(29)	—
Deferred compensation, net	—	—	122	122

Balance, September 30, 2008	54,403	2,251	3,229	59,883

RETAINED EARNINGS
Balance, December 31, 2007	18,997	3,697	(9,238)	13,456
Cumulative effect of an accounting change, net of income taxes	(28)	—	4	(24)
Purchases of common stock	—	—	(3)	(3)
Net loss	(2,925)	(2,109)	(28,243)	(33,277)
Acquisitions	—	—	—	—
Changes incident to business combinations	21	—	(21)	—
Cash dividends	—	—	(2,617)	(2,617)
Noncash dividends	—	—	—	—

Balance, September 30, 2008	16,065	1,588	(40,118)	(22,465)

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2007	(974)	28	(621)	(1,567)
Minimum pension liability	—	—	17	17
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(2,406)	25	(433)	(2,814)

Balance, September 30, 2008	(3,380)	53	(1,037)	(4,364)

Total stockholders’ equity, September 30, 2008	$67,543	3,892	(21,432)	50,003

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007. Wachovia Mortgage, FSB was converted into a national bank and merged into Wells Fargo Bank, N.A., effective November 1, 2009.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
Cash flows from operating activities:
Net income before noncontrolling interests	$3,177	6,477	9,654
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for credit losses	3,709	12,046	15,755
Change in fair value of MSRs (residential), MHFS and LHFS carried at fair value	22	1,344	1,366
Depreciation and amortization	1,496	941	2,437
Other net gains	(297)	(1,964)	(2,261)
Preferred shares released to ESOP	—	41	41
Stock option compensation expense	—	180	180
Excess tax benefits related to stock option payments	—	(9)	(9)
Originations of MHFS	(965)	(320,133)	(321,098)
Proceeds from sales of and principal collected on mortgages originated for sale	1,323	305,559	306,882
Originations of LHFS	(4,938)	(3,703)	(8,641)
Proceeds from sales of LHFS	11,816	4,121	15,937
Purchases of LHFS	(6,354)	(107)	(6,461)
Net change in:
Trading assets	17,189	(3,355)	13,834
Deferred income taxes	968	3,867	4,835
Accrued interest receivable	743	205	948
Accrued interest payable	(537)	(620)	(1,157)
Other assets, net	(9,525)	3,366	(6,159)
Other accrued expenses and liabilities, net	(2,034)	1,201	(833)

Net cash provided by operating activities	15,793	9,457	25,250

Cash flows from investing activities:
Net change in:
Federal funds sold, securities purchased under resale agreements and other short-term investments	78,569	(46,627)	31,942
Securities available for sale:
Sales proceeds	10,435	35,902	46,337
Prepayments and maturities	10,275	18,471	28,746
Purchases	(36,687)	(52,708)	(89,395)
Loans:
Decrease in banking subsidiaries’ loan originations, net of collections	37,423	6,914	44,337
Proceeds from sales (including participations) of loans originated for investment by banking subsidiaries	207	4,362	4,569
Purchases (including participations) of loans by banking subsidiaries	(896)	(1,111)	(2,007)
Principal collected on nonbank entities’ loans	—	10,224	10,224
Loans originated by nonbank entities	—	(7,117)	(7,117)
Net cash paid for acquisitions	—	(132)	(132)
Proceeds from sales of foreclosed assets	1,070	1,638	2,708
Changes in MSRs from purchases and sales	(18)	9	(9)
Net change in noncontrolling interest	(34)	(321)	(355)
Other, net	(1,585)	6,536	4,951

Net cash provided (used) by investing activities	98,759	(23,960)	74,799

Cash flows from financing activities:
Net change in:
Deposits	(63,509)	78,721	15,212
Short-term borrowings	(35,759)	(41,515)	(77,274)
Long-term debt:
Proceeds from issuance	—	4,803	4,803
Repayment	(20,671)	(34,661)	(55,332)
Preferred stock:
Cash dividends paid	—	(1,616)	(1,616)
Common Stock:
Proceeds from issuance	3,000	6,590	9,590
Repurchased	—	(80)	(80)
Cash dividends paid	(1,750)	(141)	(1,891)
Excess tax benefits related to stock option payments	—	9	9

Net cash provided (used) by financing activities	(118,689)	12,110	(106,579)

Net change in cash and due from banks	(4,137)	(2,393)	(6,530)
Cash and due from banks at beginning of period	11,476	12,287	23,763

Cash and due from banks at end of period	$7,339	9,894	17,233

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,323	5,592	8,915
Cash paid for income taxes	$1,863	971	2,834

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net loss	$(2,925)	(2,109)	(28,243)	(33,277)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	6	—	(23)	(17)
Provision for credit losses	9,830	4,138	1,059	15,027
Loss (gain) on securitization transactions	82	—	(25)	57
Gain on sale of mortgage servicing rights	—	(3)	—	(3)
Securities transactions	1,937	—	1,054	2,991
Goodwill impairment	—	—	24,846	24,846
Depreciation and other amortization	719	28	721	1,468
Trading account assets, net	823	(198)	6,064	6,689
Loss (gain) on sales of premises and equipment	(9)	6	24	21
Valuation losses on bank-owned separate account life insurance	314	—	—	314
Income tax shortfall from share-based payment arrangements	—	—	29	29
Loans held for sale, net	2,443	(863)	212	1,792
Deferred interest on certain loans	(444)	(607)	—	(1,051)
Other assets, net	(4,701)	(1,719)	(2,513)	(8,933)
Trading account liabilities, net	(1,648)	1	(1,550)	(3,197)
Other liabilities, net	385	81	1,997	2,463

Net cash provided (used) by operating activities	6,812	(1,245)	3,652	9,219

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	14,250	553	5,993	20,796
Maturities of securities	74,384	—	1,902	76,286
Purchases of securities	(91,135)	—	(8,073)	(99,208)
Origination of loans, net	(10,241)	(11,983)	(302)	(22,526)
Sales of premises and equipment	261	59	14	334
Purchases of premises and equipment	(754)	(55)	(749)	(1,558)
Goodwill and other intangible assets	(17)	—	(95)	(112)
Purchase of bank-owned separate account life insurance, net	(704)	—	(4)	(708)

Net cash used by investing activities	(13,956)	(11,426)	(1,314)	(26,696)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(48,348)	17,614	445	(30,289)
Securities sold under repurchase agreements and other short-term borrowings, net	50,777	(11,292)	(22,011)	17,474
Issuances of long-term debt	26,349	19,500	15,323	61,172
Payments of long-term debt	(19,819)	(15,246)	(3,764)	(38,829)
Issuances of preferred shares	—	—	7,472	7,472
Issuances of common stock, net	—	—	3,933	3,933
Purchases of common stock	—	—	(20)	(20)
Capital contributed from Parent	450	2,250	(2,700)	—
Changes incident to business combinations	49	1	(50)	—
Income tax shortfall from share-based payment arrangements	—	—	(29)	(29)
Cash dividends paid	—	—	(2,617)	(2,617)

Net cash provided (used) by financing activities	9,458	12,827	(4,018)	18,267

Increase (decrease) in cash and cash equivalents	2,314	156	(1,680)	790
Cash and cash equivalents, beginning of year	25,119	8	8,503	33,630

Cash and cash equivalents, end of year	$27,433	164	6,823	34,420

NONCASH ITEMS
Transfer to securities from loans held for sale resulting from securitizations	$4,781	—	—	4,781
Transfer to trading account assets from securities	6,807	—	—	6,807
Transfer to loans from loans held for sale	926	—	—	926
Cumulative effect of an accounting change, net of income taxes	$(28)	—	4	(24)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007. Wachovia Mortgage, FSB was converted into a national bank and merged into Wells Fargo Bank, N.A., effective November 1, 2009.